UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 30, 2015
Date of Report (Date of earliest event reported)

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CAPITAL ONE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described under Item 5.07 of this Current Report on Form 8-K, on April 30, 2015, at the 2015 Annual Stockholder Meeting (the “Annual Meeting”) of Capital One Financial Corporation (the “Company”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved amendments to the Company’s Restated Certificate of Incorporation (the “Certificate”) that allow one or more stockholders who own at least 25% of the Company’s common stock and who satisfy certain procedures to require that the Company call a special meeting of the stockholders. The amendments became effective upon the Company filing a Certificate of Amendment (the “Certificate of Amendment”) with the Office of the Secretary of State of the State of Delaware on April 30, 2015. Prior to the filing of the Certificate of Amendment, stockholders did not have the ability to require that the Company call a special meeting of the stockholders.
In addition, as a result of stockholders’ approval of proposal 4 at the Annual Meeting, the Board has amended Article II of the Company’s Amended and Restated Bylaws (the “Bylaws”) to (1) specify the information required to be provided in connection with a stockholder’s request to call a special meeting, (2) set forth continuing ownership requirements and additional procedures and conditions applicable to stockholders’ ability to request that the Company call a special meeting, and (3) define ownership for purposes of the “net long” ownership standard under the Certificate.
The foregoing descriptions of the amendments to the Certificate and Bylaws are qualified in their entirety by reference to the Certificate, Bylaws and Certificate of Amendment, which are filed as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, to this Current Report on Form 8-K.
Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)
The Annual Meeting was held on April 30, 2015. On March 5, 2015, the record date for the Annual Meeting, 549,458,166 shares of the Company’s common stock were issued and outstanding, of which 481,840,542 were present for purposes of establishing a quorum.

(b)	Stockholders voted on the following matters:

(1)
Stockholders elected Mr. Richard D. Fairbank, Mr. Patrick W. Gross, Ms. Ann Fritz Hackett, Mr. Lewis Hay, III, Mr. Benjamin P. Jenkins, III, Mr. Pierre E. Leroy, Mr. Peter E. Raskind, Mr. Mayo A. Shattuck III, Mr. Bradford H. Warner and Ms. Catherine G. West to the Board for terms expiring at the 2016 annual meeting of stockholders;

(2)	Stockholders ratified the selection of the firm Ernst & Young LLP to serve as the independent auditors of the Company for 2015;

(3)	Stockholders approved, on an advisory basis, the Company’s 2014 named executive officer compensation; and

(4)	Stockholders approved amendments to the Certificate to allow stockholders to request special meetings of the stockholders.

(5)	Stockholders did not approve a stockholder proposal regarding the ability of stockholders to request special meetings of the stockholders.
Set forth below are the number of votes cast for and against each such matter as well as the number of abstentions and broker non-votes with respect to each such matter.

Item	Votes For	Votes Against	Abstain	Broker Non-Votes
Election of Directors:
Richard D. Fairbank	435,644,326	14,080,098	3,981,431	28,134,687
Patrick W. Gross	395,896,939	56,181,163	1,627,753	28,134,687
Ann Fritz Hackett	445,819,475	4,676,971	3,209,409	28,134,687
Lewis Hay, III	447,531,268	4,555,229	1,619,358	28,134,687
Benjamin P. Jenkins, III	450,047,795	2,041,665	1,616,395	28,134,687
Pierre E. Leroy	447,604,635	4,484,675	1,616,545	28,134,687
Peter E. Raskind	451,525,080	560,218	1,620,557	28,134,687
Mayo A. Shattuck III	447,416,632	4,668,958	1,620,265	28,134,687
Bradford H. Warner	451,620,408	465,869	1,619,578	28,134,687
Catherine G. West	450,366,944	1,742,669	1,596,242	28,134,687
Ratification of the Selection of Ernst & Young LLP as Independent Auditors of the Company for 2015	475,829,097	4,429,589	1,581,856	N/A
Advisory Approval of the Company’s 2014 Named Executive Officer Compensation	426,328,732	25,155,757	2,221,366	28,134,687
Amendments to the Company’s Restated Certificate of Incorporation to allow stockholder to request special meetings of the stockholders	424,892,694	27,150,893	1,662,268	28,134,687
Stockholder proposal regarding the ability of stockholders to request special meetings of the stockholders	221,000,244	230,697,609	2,008,002	28,134,687

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
3.1	Restated Certificate of Incorporation of Capital One Financial Corporation, dated April 30, 2015
3.2	Amended and Restated Bylaws of Capital One Financial Corporation, dated April 30, 2015
3.3	Certificate of Amendment of Capital One Financial Corporation, dated April 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION
Dated: May 4, 2015	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

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